CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the references to our firm in this Registration Statement on Form N-1A of
Prospector Focused Large Cap Fund, a series of Managed Portfolio Series, under the heading
“Investment Advisory and Other Services” in the Statement of Additional Information.
/s/ Cohen & Company, Ltd.
COHEN & COMPANY, LTD.
Milwaukee, Wisconsin
October 24, 2025